                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       LEXMARK INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       LEXMARK INTERNATIONAL GROUP, INC.
                           ONE LEXMARK CENTRE DRIVE
                              LEXINGTON, KY 40550

March 27, 1997

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Lexmark International Group, Inc., which will be held on Friday, May 2, 1997, at 10:00 a.m., at the Opera House, 401 W. Short Street, Lexington, Kentucky.

   The attached notice of meeting and proxy statement describe the matters to be acted upon at the meeting.

   It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to complete the enclosed proxy and return it in the envelope provided.

   I look forward to seeing you on May 2.

                                     Sincerely,

                                         /s/ Marvin L. Mann
                                                  Marvin L. Mann
                                    Chairman of the Board and Chief Executive
                                                     Officer

                       LEXMARK INTERNATIONAL GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ON FRIDAY, MAY 2, 1997

March 27, 1997

To the Stockholders:

   The Annual Meeting of Stockholders of Lexmark International Group, Inc. will be held on Friday, May 2, 1997, at 10:00 a.m. at the Opera House, 401 W. Short Street, Lexington, Kentucky, for the following purposes:

  1. To elect three Directors for terms expiring in 2000;

  2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Only stockholders of record at the close of business on March 14, 1997 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company's offices at One Lexmark Centre Drive, Lexington, Kentucky 40550 in the Investor Relations area for a period of ten days prior to the meeting.

                                     By Order of the Board of Directors

                                     /s/ Vincent J. Cole

                                     Vincent J. Cole
                                     Secretary

   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       LEXMARK INTERNATIONAL GROUP, INC.

                           ONE LEXMARK CENTRE DRIVE
                           LEXINGTON, KENTUCKY 40550
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexmark International Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company on Friday, May 2, 1997, to be held at 10:00 a.m. at the Opera House, 401 W. Short Street, Lexington, Kentucky. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 27, 1997. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is enclosed.

  Only stockholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting. As of such date, there were 70,853,802 shares (excluding shares held in treasury) of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), issued and outstanding. Each share of Class A Common Stock entitles the holder to one vote.

  The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting in person at the Annual Meeting.

  The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

  Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and the inspectors will determine whether a quorum is present. The directors to be elected at the meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Votes may be cast for or withheld from a nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

  Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of the directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding other proposals. Abstentions on proposals that require the approval of a majority of the shares of Class A Common Stock present in person or by proxy and entitled to vote will have the effect of a vote against such proposals.

  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and, thus, will not be counted in determining whether that matter receives a majority of the shares of Class A Common Stock present and entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

  Action will be taken at the 1997 Annual Meeting to elect three Class III directors to serve until the 2000 Annual Meeting of Stockholders. The nominees, as well as the Class I and Class II directors who are continuing to serve, are listed below together with certain information about each of them. The nominees for election at the 1997 Annual Meeting of Stockholders are Michael J. Maples, Stephen R. Hardis and William R. Fields. Mr. Maples was elected at the 1996 Annual Meeting to serve as a Class III director with a term expiring at the 1997 Annual Meeting of Stockholders. Messrs. Hardis and Fields were elected to the Board of Directors by action of the Board on November 7, 1996 and December 12, 1996, respectively, for terms expiring at the 1997 Annual Meeting of Stockholders.

  Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the Annual Meeting. Abstentions and broker non-votes are counted for the purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                         CLASS III (TERM ENDING 2000)

  Mr. Michael J. Maples, age 54, has been a director of the Company since February 1996. Until July 1995, Mr. Maples was Executive Vice President of the Worldwide Products Group and a member of the Office of the President of Microsoft Corporation. Mr. Maples, who joined Microsoft in 1988, has over 30 years of experience in the computer industry. Before joining Microsoft he was Director of Software Strategy for International Business Machines Corporation ("IBM").

  Mr. Stephen R. Hardis, age 61, has been a director of the Company since November 1996. Mr. Hardis is Chairman and Chief Executive Officer of Eaton Corporation which he joined in 1979 as Executive Vice President--Finance and Administration. He was elected Vice Chairman and designated Chief Financial and Administrative Officer in 1986. He became Chief Executive Officer of Eaton Corporation in September 1995 and Chairman in January 1996. Mr. Hardis also serves as a director of KeyCorp, Nordson Corporation and The Progressive Corporation.

  Mr. William R. Fields, age 47, has been a director of the Company since December 1996. Mr. Fields has been Chairman and Chief Executive Officer of Blockbuster Entertainment Group, a unit of Viacom, Inc., since March 1996. Mr. Fields also serves on Viacom's Executive Committee. Before joining Blockbuster, Mr. Fields held numerous positions with Wal-Mart, Inc., which he joined in 1971. He left Wal-Mart as Executive Vice President of Wal-Mart, Inc. and President and Chief Executive Officer of Wal-Mart Stores Division.

  The following information on Class I and Class II directors is submitted concerning the other directors of the Company whose election is not being sought at this meeting and whose terms of office will continue after the 1997 Annual Meeting of Stockholders.

                          CLASS I (TERM ENDING 1998)

  Sir Roderick H. Carnegie, age 64, has been a director of the Company since October 1994. Sir Roderick has served as Chairman of Hudson Conway Ltd. since 1987 and Chairman of Newcrest Mining Ltd. since 1994. In addition, since 1991 Sir Roderick has served as a director of John Fairfax Holdings, Ltd. Sir Roderick was Chief Executive Officer of CRA Ltd (1974-1986) and President of the Business Council of Australia (1986-1988).

  Mr. Frank T. Cary, age 76, has been a director of the Company since March 1991. Mr. Cary retired as Chief Executive Officer of IBM in January 1981. Mr. Cary currently serves as a director of Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lincare, Inc., SPS Transaction Services, Inc., Teltrend Inc., Vion Pharmaceuticals and SEER Technologies, Inc.

  Dr. Paul J. Curlander, age 44, has been a director of the Company since February 1997. Since February 1997, Dr. Curlander has been President and Chief Operating Officer of the Company, and from January 1995 to February 1997 he was Executive Vice President, Operations of Lexmark International, Inc. ("Lexmark International"). In 1993, Dr. Curlander became a Vice President of Lexmark International, and from 1991 to 1993 he was General Manager of Lexmark International's printer business.

  Mr. Martin D. Walker, age 64, has been a director of the Company since February 1997. Mr. Walker is Chairman of the Board of M.A. Hanna Company and from September 1986 until December 1996 served as Chairman and Chief Executive Officer of M.A. Hanna Company. Mr. Walker is also a director of Comerica, Inc., The Goodyear Tire & Rubber Co., Reynolds & Reynolds Company, Textron, Inc. and The Timken Company.

  Dr. Curlander and Mr. Walker were elected by the Board of Directors in February 1997 to fill the vacancies created by the resignations of Andrall E. Pearson and Joseph L. Rice, III. The Company wishes to express its gratitude and appreciation for the expertise Messrs. Pearson and Rice brought to the Board of Directors and the significant contributions they made to the progress of the Company since the acquisition of Lexmark International from IBM in 1991.

                          CLASS II (TERM ENDING 1999)

  Mr. B. Charles Ames, age 71, has been a director of the Company since March 1991. Since prior to 1991, Mr. Ames has been a principal of Clayton, Dubilier & Rice, Inc. ("CD&R") and a general partner of Clayton & Dubilier Associates IV Limited Partnership ("Associates IV"), the general partner of The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"). Mr. Ames is also Chairman and Chief Executive Officer of Riverwood International Corp. Mr. Ames was previously Chairman and Chief Executive Officer of Reliance Electric Company, Uniroyal Goodrich Tire Company and Acme Cleveland Corporation. Mr. Ames is a director of WESCO Distribution, Inc. and its parent, CDW Holding Corp, each of which is a corporation in which C&D Fund IV has an investment, and Riverwood International Corp. and its parent, Riverwood Holding, Inc., a corporation in which The Clayton, Dubilier & Rice Private Equity Fund V Limited Partnership ("CD&R Fund V") has an investment. Mr. Ames also serves as a director of M.A. Hanna Company and The Progressive Corporation.

  Mr. Donald J. Gogel, age 48, has been a director of the Company since March 1991. Mr. Gogel is President of CD&R and, since prior to 1991, has been a principal of CD&R and a general partner of Associates IV, the general partner of C&D Fund IV. Mr. Gogel is a director of A.P.S., Inc. and its parent, APS Holding Corporation, and Alliant Foodservice, Inc. and its parent, CDRF Holding, Inc., each of which is a corporation in which C&D Fund IV has an investment, and Kinko's Inc., in which CD&R Fund V has an investment. Mr. Gogel also serves as a director of TurboChef, Inc.

  Mr. Ralph E. Gomory, age 67, has been a director of the Company since March 1991. Since 1989, Mr. Gomory has served as President of the Alfred P. Sloan Foundation. Prior to such time, Mr. Gomory was Senior Vice President for Science and Technology at IBM. Mr. Gomory also serves as a director of Ashland Inc., The Bank of New York, The Washington Post Company and Polaroid Corporation.

  Mr. Marvin L. Mann, age 63, has been Chairman of the Board and Chief Executive Officer of the Company since March 1991, and from March 1991 through February 1997 he was also President of the Company. Prior to such time, Mr. Mann held numerous positions with IBM. During his IBM career, Mr. Mann held a number of executive positions including President of the Information Products Division and President and Chief Executive Officer of Satellite Business Systems. He was elected an IBM Vice President in 1985. Mr. Mann also serves on the board of directors of M.A. Hanna Company and Imation Corporation and is a member of the board of trustees of Fidelity Investments.

COMPOSITION OF BOARD AND COMMITTEES

  On October 26, 1995, the Company amended and restated its Certificate of Incorporation (as so amended and restated, the "Third Restated Certificate of Incorporation"). The Third Restated Certificate of Incorporation divides the Board of Directors into three classes. Of the eleven members of the Board of Directors, four have been elected as Class I directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1998, four have been elected as Class II directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1999 and three have been elected as Class III directors with terms expiring at the time of the Annual Meeting of Stockholders to be held in 1997. At each succeeding Annual Meeting of Stockholders, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the Annual Meeting of Stockholders held in the third succeeding year. Directors may only be removed from the Board for cause.

  The Board of Directors held six meetings during 1996. All members of the Board attended at least 75% of the meetings of the Board and committees of the Board on which they serve, except Mr. Pearson who attended 60%.

  The Board has four standing committees: an Executive Committee, a Finance and Audit Committee, a Compensation and Pension Committee and a Corporate Governance and Public Policy Committee.

  The Executive Committee consists of Messrs. Ames, Cary, Mann and Walker, with Mr. Mann serving as Chairman. Mr. Gogel served on this Committee during 1996 and until February 1997. The Executive Committee is responsible for overseeing the management of the property, affairs and business of the Company and has been delegated authority to exercise the powers of the Board during intervals between Board meetings. The Committee held two meetings during 1996.

  The Finance and Audit Committee consists of Messrs. Cary, Fields, Maples and Sir Roderick Carnegie, with Mr. Cary serving as Chairman. Mr. Gomory served on this Committee during 1996 and until February 1997, and Mr. Maples became a member of this Committee in June 1996. The Finance and Audit Committee is responsible for recommending the actions and policies relating to the capital structure of the Company and the borrowing and repayment of funds by the Company; recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal auditing, accounting and control procedures of the Company; and reviewing the non-audit services, if any, to be performed by the independent accountants and considering the effect of such performance on the accountants' independence. The Committee held five meetings during 1996.

  The Compensation and Pension Committee consists of Messrs. Ames, Gomory, Hardis and Walker, with Mr. Ames serving as Chairman. Mr. Pearson served as Chairman of this Committee during 1996 and until February 1997 and Mr. Rice served on this Committee until November 1996. Mr. Hardis became a member of this Committee in November 1996. The Compensation and Pension Committee is responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company and its subsidiaries, including the Lexmark Retirement Plan and Lexmark Savings Plan. The Committee held four meetings during 1996.

  The Corporate Governance and Public Policy Committee consists of Messrs. Gogel, Gomory and Mann, with Mr. Gomory serving as Chairman. Messrs. Cary and Rice served on this Committee, with Mr. Rice serving as Chairman, during 1996 and until February 1997. The Corporate Governance and Public Policy Committee is responsible for the nomination of persons for election to the Board and other matters concerning directors' practices and issues of corporate public responsibility. The Corporate Governance and Public Policy Committee will consider nominees recommended by stockholders. The Committee held four meetings during 1996.

COMPENSATION OF DIRECTORS

  The Company's policy is to not pay compensation to those directors who are also employees of the Company or any of its subsidiaries or affiliated with C&D Fund IV or any other principal stockholder of the Company. All directors are, however, reimbursed for expenses incurred in attending Board and committee meetings. When non-U.S. domiciled directors are required to travel internationally, they receive an additional $1,500 per diem.

  The nonemployee directors of the Company who are not affiliated with C&D Fund IV or any other principal stockholder of the Company will receive an annual retainer of $25,000, a daily attendance fee of $2,500 for attendance at Board and/or committee meetings and $750 per meeting for participation in telephonic meetings. Any such nonemployee director who serves as a chairperson of a committee will also receive an annual retainer of $2,500. In addition, nonemployee directors and directors who are not affiliated with C&D Fund IV or any other principal stockholder will be eligible to participate in the Nonemployee Director Stock Plan described below.

NONEMPLOYEE DIRECTOR STOCK PLAN

  Under the Company's Nonemployee Director Stock Plan (the "Director Plan"), upon election to the Board, each director of the Company who is not also an employee of the Company or its subsidiaries or affiliated with C&D Fund IV or any other principal stockholder (each, an "Eligible Director") will receive a one-time grant of options to purchase 10,000 shares of Class A Common Stock at a purchase price per share equal to the fair market value of a share of Class A Common Stock on the date of grant.

  In addition, each Eligible Director may elect to defer payment of all or a portion of his annual retainer and meeting fees (the "Annual Fees") and to receive in lieu thereof a grant of deferred stock units equal to the amount of Annual Fees so deferred divided by the fair market value of a share of Class A Common Stock on the date of grant of the deferred stock units.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

   The following table furnishes certain information, to the best knowledge of the Company, as of March 14, 1997, as to the shares of Class A Common Stock beneficially owned by (i) each director of the Company, (ii) the Chief Executive Officer and the four other most highly compensated officers, (iii) all directors and executive officers of the Company as a group and (iv) each person owning beneficially more than 5% of the outstanding shares of Class A Common Stock. Except as otherwise indicated, the address of each person listed below is the address of the Company.

                                              AMOUNT AND NATURE        PERCENTAGE
BENEFICIAL OWNER                           OF BENEFICIAL OWNERSHIP      OF CLASS
----------------                           -----------------------     ----------
The Clayton & Dubilier Private Equity
 Fund IV Limited Partnership
 270 Greenwich Avenue, Greenwich, CT
 06830(/1/)..............................        15,993,993              22.57%
B. Charles Ames(/2/).....................        16,018,993              22.61
William A. Barbe(/2/)....................        15,993,993              22.57
Alberto Cribiore(/2/)....................        15,993,993              22.57
Donald J. Gogel(/2/).....................        15,993,993              22.57
Leon J. Hendrix, Jr.(/2/)................        15,993,993              22.57
Hubbard C. Howe(/2/).....................        15,993,993              22.57
Andrall E. Pearson(/2/)..................        15,993,993              22.57
Joseph L. Rice, III(/2/).................        15,993,993              22.57
Leeway & Co.(/3/)........................         5,849,216               8.26
Mellon Bank, N.A., as trustee for First
 Plaza Group Trust
 One Mellon Bank Center, Pittsburgh, PA
 15258(/4/)..............................         4,908,818               6.93
Wells Fargo Bank, N.A.(/5/)
 464 California Street, San Francisco, CA
 94163...................................         3,846,296               5.43
Roderick H. Carnegie.....................            10,820(/7/)             *
Frank T. Cary............................            26,204(/7/)             *
William R. Fields........................               197                  *
Ralph E. Gomory..........................            34,400(/7/)             *
Stephen R. Hardis........................             8,296                  *
Marvin L. Mann...........................           848,835(/6/)(/7/)     1.20
Michael J. Maples........................             3,197(/7/)             *
Martin D. Walker.........................             1,197                  *
Paul J. Curlander........................           246,175(/7/)             *
Thomas B. Lamb...........................            19,273(/7/)             *
Donald C. Shropshire, Jr.................           217,661(/7/)             *
John A. Stanley..........................           220,250(/7/)             *
All directors and executive officers as a
 group (24 persons)......................         1,798,887(/7/)          2.54%

--------
*Less than 1% of class.

(1) C&D Fund IV is an investment partnership, the general partner of which is Associates IV. The general partners of Associates IV are Messrs. Ames, Barbe, Cribiore, Gogel, Hendrix, Howe, Pearson and Rice, who share investment discretion with respect to the securities held by C&D Fund IV. Messrs. Cribiore, Gogel and Rice own all of the outstanding stock of CD&R.
(2) Except in the case of Mr. Ames who beneficially owns 25,000 shares, the ownership of the shares reported consists solely of shares owned by C&D Fund IV. Messrs. Ames, Barbe, Cribiore, Gogel, Hendrix, Howe, Pearson and Rice may be deemed to share beneficial ownership of the shares owned of record by C&D Fund IV by virtue of their status as general partners of Associates IV, but each expressly disclaims such beneficial ownership of the shares owned by C&D Fund IV. Messrs. Ames, Barbe, Cribiore, Gogel, Hendrix, Howe, Pearson and Rice share investment and voting power with respect to securities owned by C&D Fund IV. The business address for each of them is c/o Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, New York 10152.
(3) As nominee for the Long Term Investment Trust, a trust for the benefit of AT&T and Lucent pension plans. The address is: Leeway & Co., State Street Bank & Trust Co., Master Trust Division, One Enterprise Drive, Solomon Willard Bldg., North Quincy, MA 02171.
(4) Mellon Bank, N.A., acts as the trustee (the "Trustee") for First Plaza Group Trust ("FPGT"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as FPGT's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.
(5) Based on a Schedule 13G filed by Wells Fargo Bank, N.A., these shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.
(6) Mr. Mann's shares do not include 96,786 shares and an option to purchase 32,214 shares that are held by an irrevocable trust established by Mr. Mann for the benefit of certain relatives. Mr. Mann's shares include 75,000 shares owned by a family limited partnership of which Mr. Mann is a general partner and 501 shares owned by Mr. Mann's wife. Mr. Mann disclaims beneficial ownership of all such shares.
(7) Shares beneficially owned include shares that may be acquired pursuant to the exercise of fully vested options that are exercisable within 60 days following March 14, 1997 by the following persons and groups in the following amounts: Roderick H. Carnegie, 2,000 shares; Frank T. Cary, 2,000 shares; Ralph E. Gomory, 2,000 shares; Marvin L. Mann, 469,446 shares; Michael J. Maples, 2,000 shares; Paul J. Curlander, 126,466 shares; Thomas B. Lamb, 10,500 shares; Donald C. Shropshire, Jr., 163,500 shares; John A. Stanley, 166,500 shares; and all directors and executive officers as a group (24 persons), 1,019,363 shares. These shares also include Basic Deferred Stock Units that were acquired by executive officers in lieu of Annual Incentive Compensation, but do not include Supplemental Units that become vested in full on the fifth anniversary subject to continued employment. Also included in these shares are Deferred Stock Units that directors were granted as a result of their election to defer all or a portion of their annual retainer and attendance fees under the Nonemployee Director Stock Plan. These shares also include shares allocated to the employee through his participation in the Lexmark Savings Plan. Such shares held in the Lexmark Savings Plan can be voted by each employee, and each employee has investment authority over the shares held in his account in such plan. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that Mr. Shropshire, Vice President and General Manager of Lexmark International, filed a late Form 5 reporting the acquisition of beneficial ownership of shares of the Company's Class A Common Stock in the Lexmark Savings Plan.

                            EXECUTIVE COMPENSATION

  The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company, based on 1994, 1995 and 1996 salary and annual incentive compensation (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual base salary and the annual incentive compensation included in the Summary Compensation Table. Also described below is the future compensation such individuals are eligible to receive under the Company's retirement plans and existing long term incentive and equity programs.

  The following table sets forth the compensation earned by the Named Executive Officers for all services rendered to the Company and its subsidiaries during the years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION
                              --------------------------
                                                              LONG TERM
                                                           COMPENSATION(8)
                                                           ---------------
                                                             SECURITIES
NAME AND PRINCIPAL                     ANNUAL INCENTIVE      UNDERLYING      ALL OTHER
POSITION                 YEAR  SALARY  COMPENSATION(/1/)     OPTIONS (#)    COMPENSATION
------------------       ---- -------- -----------------   ---------------  ------------
M. L. Mann               1996 $670,833    $1,060,004(/2/)            0        $  4,275(/4/)
Chairman of the Board
 and CEO                 1995 $625,000    $1,004,000           277,500(/3/)   $  2,772(/4/)
                         1994 $625,000    $  900,000                 0        $  2,772(/4/)
P. J. Curlander          1996 $400,000    $  533,057(/2/)            0        $  4,275(/4/)
President and Chief Op-
 erating Officer         1995 $393,750    $  482,992           217,500(/3/)   $  2,772(/4/)
                         1994 $320,000    $  400,000                 0        $  2,772(/4/)
T. B. Lamb               1996 $259,221    $  328,415(/2/)       52,500        $174,667(/5/)
Vice President and Gen-
 eral Manager
D. C. Shropshire         1996 $275,000    $  232,705                 0        $  4,275(/4/)
Vice President and Gen-
 eral Manager            1995 $275,000    $  280,962            30,000        $  2,772(/4/)
                         1994 $275,000    $  248,000                 0        $  2,772(/4/)
J. A. Stanley(/6/)       1996 $356,250    $  387,099                 0        $ 86,250(/7/)
Vice President and       1995 $326,000    $  470,354            45,000        $ 78,970(/7/)
 President of Lexmark
 Europe
                         1994 $349,158    $  483,812                 0        $ 84,227(/7/)

--------
(1) Annual Incentive Compensation for 1996, 1995 and 1994 reflects corporate achievement exceeding target levels and includes amounts deferred into Basic Deferred Stock Units and the value of Supplemental Units received as a result of such deferral, which Supplemental Units become vested in full on the fifth anniversary subject to continued employment.
(2) Messrs. Mann, Curlander and Lamb elected to defer $299,992, $438,620 and $245,644, respectively, of their Annual Incentive Compensation into 10,714, 15,665 and 8,773 Basic Deferred Stock Units, respectively, and as a result received an additional $60,004, $87,724 and $49,140, respectively, in Supplemental Units (or 2,143, 3,133 and 1,755 Supplemental Units).
(3) Includes replacement (reload) options awarded automatically upon exercise of options paid for with previously owned shares of Class A Common Stock, as follows: Mr. Mann--165,000; Dr. Curlander--52,500.
(4) Matching contribution by the Company under the Lexmark Savings Plan.
(5) Reflects a $65,000 one-time payment made to Mr. Lamb upon hire and $109,667 relocation expenses paid to Mr. Lamb in connection with his move from New Jersey to Lexington, Kentucky.
(6) Amounts shown for Salary and All Other Compensation have been converted to U.S. dollars from British pounds on the basis of an exchange rate of .640 pounds per U.S. dollar for 1996, .699 pounds per U.S. dollar for 1995 and .653 pounds per U.S. dollar for 1994, the average exchange rates during 1996, 1995 and 1994. The Annual Incentive Compensation amount was converted to U.S. dollars on the basis of an exchange rate of .624 pounds per U.S. dollar for 1996, .653 pounds per U.S. dollar for 1995 and .627 pounds per U.S. dollar for 1994, the rates in effect on the date the Annual Incentive Compensation was paid.

(7) Reflects an international living allowance paid to Mr. Stanley in connection with his overseas assignment at Lexmark International headquarters in Paris, France. Mr. Stanley is a British citizen.
(8) In 1995, the Company established the 1995-1997 Long-Term Incentive Plan. The aggregate number and value at year end (based on the December 31, 1996 closing price of $27.75 per share) of contingent share awards granted to the Named Executive Officers are as follows: Mr. Mann--22,500 shares/$624,375; Mr. Curlander--15,000 shares/$416,250; Mr. Lamb--5,000 shares/$138,750; Mr. Shropshire--7,500 shares/$208,125 and Mr. Stanley-- 7,500 shares/$208,125.

                             OPTION GRANTS IN 1996

                                         INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                                   POTENTIAL
                                                                              REALIZABLE VALUE AT
                                                                                ASSUMED ANNUAL
                                                                                     RATES
                                                                                OF STOCK PRICE
                                                                                 APPRECIATION
                                         PERCENT OF                               FOR OPTION
                         SECURITIES     TOTAL OPTIONS                              TERM(/2/)
                         UNDERLYING      GRANTED TO                           -------------------
                           OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION
NAME                     GRANTED (#)     FISCAL YEAR  PRICE ($/SH)    DATE     5% ($)   10% ($)
----                     -----------    ------------- ------------ ---------- -------- ----------
T. B. Lamb..............   52,500(/1/)        11%        $17.25     1/22/06   $569,540 $1,443,330

--------

     ---

(1) Each option granted has a ten year term and becomes vested as to 20% of the award on the first anniversary of the grant date, and as to an additional 20% on each of the next four anniversary dates. Each option permits the optionee (i) to pay for the exercise price with previously owned shares of Class A Common Stock and (ii) to satisfy tax-withholding obligations with shares acquired upon exercise. Unless the Compensation and Pension Committee determines otherwise, replacement (reload) options are automatically granted upon exercise of options paid for with previously owned shares of Class A Common Stock.
(2) The amounts shown under these columns are calculated at the 5% and 10% annual rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

                      AGGREGATED OPTION EXERCISES IN 1996
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 1996.

                                                                                      VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS AT FY-
                         SHARES ACQUIRED  VALUE           AT FY-END (#)                     END ($)
          NAME           ON EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE(/1/) EXERCISABLE/UNEXERCISABLE(/2/)
          ----           --------------- -------- ------------------------------ ------------------------------
M. L. Mann..............         0         --             469,446/90,000             $  7,198,600/$697,500
P. J. Curlander.........         0         --            108,466/132,000             $1,152,690/$1,383,000
T. B. Lamb..............         0         --                   0/52,500             $          0/$551,250
D. C. Shropshire........         0         --             163,500/24,000             $  3,299,100/$186,000
J. A. Stanley...........         0         --             166,500/36,000             $  3,389,850/$279,000

--------
(1) Represents the number of shares subject to outstanding options.
(2) Based on a price of $27.75 per share, the closing price of the Company's Class A Common Stock on December 31, 1996, minus the exercise price.

                   LONG-TERM INCENTIVE PLAN--AWARDS IN 1996

  During 1995, the Company established the 1995-1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The following table describes contingent share awards (the "Performance Awards") that were granted under the Long-Term Incentive Plan during 1996 to the Named Executive Officers. The Long-Term Incentive Plan is administered by the Compensation and Pension Committee (the "Committee"), in its discretion.

                                  NUMBER OF                  ESTIMATED FUTURE
                                  SHARES (#)                    SHARES (#)
                                --------------             ---------------------
                                               PERFORMANCE BELOW
NAME                            TARGET MAXIMUM   PERIOD    TARGET TARGET MAXIMUM
----                            ------ ------- ----------- ------ ------ -------
T. B. Lamb..................... 5,000   7,500   1995-1997     0   5,000   7,500

  Performance Awards under the Long-Term Incentive Plan represent contingent share awards that are earned if specific performance objectives are attained by the Company over the three year period specified by the Committee. The performance objectives are established by the Committee and generally relate to revenue growth in excess of the Company's strategic business plan and achievement of a pre-established average return on equity, in each case, over the three-year performance period and attainment of a specified debt to total capital ratio as of the end of the performance period.

  The target Performance Award will be earned if the revenue and return on equity performance criteria are achieved by the Company during the performance period, as determined by the Committee. The maximum Performance Award will be earned if, in addition to attaining the revenue and return on equity goals, the Company achieves the debt to total capital ratio target, as determined by the Committee.

  Once a Performance Award is earned as described above, 60% of such Award will become vested on the last day of the applicable performance period and the remaining 40% will become vested in two equal installments on the first and second anniversaries thereof, subject to continued employment. The Committee may accelerate the vesting of any Performance Award. Earned Performance Awards are paid in the form of shares of Class A Common Stock, in installments, as such Awards become vested, unless receipt of the Performance Award is deferred by the Participant.

LEXMARK RETIREMENT PLAN

  The Lexmark Retirement Plan provides a monthly retirement income based on service and compensation (including salary, commission payments and recurring payments under any form of variable compensation plan, incentive pay and certain other payments such as overtime and premium pay). A maximum of 30 years of service or actual service as of December 31, 1993, if greater, is used to calculate benefits under the core retirement plan formulas. Retirement income comes from two sources: (1) For employees hired before January 1, 1993, a Core Retirement Benefit, which is the greater of the Service and Earnings formula and the Minimum Benefit formula, and (2) a Personal Retirement Provision (PRP), which provides annual allocations and guaranteed interest credits. Earnings taken into account under the Core Retirement Benefit component include a participant's compensation earned for periods from and after January 1, 1981, including compensation earned while employed by IBM. Specifics of the plan include:

  . Eligibility for benefits based on continuous service (up to a maximum of 30 years of service or actual service as of December 31, 1993, if greater).

  . Eligibility for retirement at any age with 30 years of service; age 55 with 15 years of service; age 62 with 5 years of service; and age 65 with one year of service.

  . Unreduced core benefits at 30 years of service or age 60 (if eligible to retire), whichever occurs first.

  .  PRP benefits available upon termination from the Company.

  . Pre-Retirement Spouse Protection, provided by the Company, and optional post-retirement survivor benefits.

  The Company has adopted a Supplemental Retirement Plan (SRP) to pay retirement benefits which, but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, would have been paid under the Lexmark Retirement Plan. These benefits will be paid out of the general funds of the Company.

  Each of the Named Executive Officers is currently entitled to an estimated annual retirement pension, calculated as of February 28, 1997, payable under the Lexmark Retirement and Supplemental Retirement Plans upon retirement at age 62 in the following amounts: Mr. Mann--$157,000, Dr. Curlander--$429,000, Mr. Lamb--$102,000, and Mr. Shropshire--$137,000. Mr. Stanley's pension is provided in part under U.K. law pursuant to the Lexmark U.K. Pension Plan to which he contributes $18,000 per year and partly by a supplemental pension plan. He is currently entitled to an estimated annual pension upon retirement at age 60 of $60,000 per year.

EMPLOYMENT CONTRACTS

  The Company is party to employment agreements with each of Messrs. Mann, Lamb, Shropshire and Stanley with employment terms expiring in March 1998 and with Dr. Curlander with an employment term expiring in March 2001. Pursuant to the agreements, Mr. Mann receives an annual base salary of $675,000, Dr. Curlander receives an annual base salary of $475,000, Mr. Lamb receives an annual base salary of $275,000, and each of the other executives receives the base salary reflected in the Summary Compensation Table for 1996. Such salaries may be increased by the Committee, in its discretion, from time to time. In addition, each executive is entitled to receive an annual bonus equal to a percentage of such base salary ranging from 0% to 200% in the case of Mr. Mann, 0% to 160% in the case of Dr. Curlander, 0% to 125% in the case of Mr. Lamb and 0% to 140% in the case of Messrs. Shropshire and Stanley, depending upon the performance of the Company measured against performance goals established by the Committee. In the event of a termination of an executive's employment by the Company without "cause" (as defined in the employment agreements) or by the executive for "good reason" (as so defined), the executive will continue to receive payments of his base salary for a period equal to the greater of one year or the remaining term of the employment agreement. In addition, the executive will be entitled to a pro rata annual bonus for the year of termination. Mr. Mann's agreement further provides that, following his retirement, Mr. Mann will be entitled to a maximum annual pension of $150,000, increased with respect to services rendered and compensation earned by Mr. Mann from and after April 1, 1996 in accordance with the retirement benefit formula under the Lexmark Retirement Plan described herein. See "Lexmark Retirement Plan." Each of the employment agreements contains covenants regarding nondisclosure of confidential information, noncompetition and nonsolicitation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1996, Messrs. Ames, Pearson, Rice and Hardis served on the Compensation Committee. Mr. Rice is a former officer of the Company.

  Messrs. Ames, Pearson and Rice are each principals of CD&R. The Company paid CD&R fees of $500,000 for advisory, management consulting and monitoring services rendered during fiscal 1996. The Company has agreed to indemnify the members of the board of directors and CD&R against certain liabilities incurred under securities laws or with respect to their services for the Company.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

CD&R AND C&D FUND IV

  C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner, in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by

CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. The general partner of C&D Fund IV is Associates IV. B. Charles Ames, Donald J. Gogel, Andrall E. Pearson and Joseph L. Rice, III, each of whom is a principal of CD&R and a general partner of Associates IV, served as directors of the Company during 1996. Messrs. Pearson and Rice resigned from the Board of Directors in February 1997. The Company was formed by CD&R to effect the Acquisition (as defined below). Prior to the Acquisition, Mr. Gogel served as Vice President, Secretary and Assistant Treasurer and Mr. Rice served as President and Treasurer of the Company. In connection with the Acquisition, C&D Fund IV acquired 30,761,805 shares of Class A Common Stock at a purchase price of $6.67 per share, of which 15,993,993 shares continue to be owned by C&D Fund
IV. See "Security Ownership by Management and Principal Stockholders".

  The Company paid CD&R fees of $375,000 in 1991 and $500,000 during each fiscal year thereafter for advisory, management consulting and monitoring services and it is expected that such fees will continue in the future. Under the terms of the Company's lending arrangements, such fees must be determined by arms length negotiation and must be reasonable. Under the Registration and Participation Agreement, such fees may not exceed $1 million during any fiscal year. In connection with the Acquisition and arranging the financing thereof, the Company paid CD&R a fee of $15 million and reimbursed CD&R for its out-of-pocket expenses of $6.4 million. None of the principals of CD&R who serve as directors of the Company receive directors' fees or participate in the Director Plan. Two principals of CD&R, Messrs. Ames and Gogel, continue to serve as Class II directors with terms expiring at the 1999 Annual Meeting of Stockholders.

  The Company paid fees to the law firm of Debevoise & Plimpton during 1996 for legal services rendered. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who was a director of the Company during 1996 and until February 1997 and who is a general partner of C&D Fund IV.

  The Company has entered into an indemnification agreement with CD&R and C&D Fund IV pursuant to which the Company has agreed, subject to certain exceptions, to indemnify certain members of its board of directors, as well as CD&R, C&D Fund IV and certain of their associates and affiliates (the "Indemnitees"), to the fullest extent allowable under applicable Delaware law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, liabilities to third parties arising out of any action or failure to act by the Company and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

MANAGEMENT LOANS

  Shortly following the completion of the acquisition of IBM Information Products Corporation (renamed Lexmark International, Inc.) from IBM on March 27, 1991 (the "Acquisition"), and from time to time in the years following the Acquisition, executive officers, senior managers and outside directors have purchased shares of Class A Common Stock from the Company. Although the Company does not currently intend to make loans to existing management in the future, in the past a portion of the purchase price paid for the Class A Common Stock purchased by certain management and director investors was financed by full-recourse loans from the Company to such investors at the Applicable Federal Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) then in effect. The Company may, however, make loans to management from time to time in the future. Since January 1, 1996, Sir Roderick H. Carnegie, a director of the Company, has had a loan outstanding from the Company. The largest aggregate amount of indebtedness outstanding on such loan at any time since January 1, 1996 was $60,159.79, and as of December 31, 1996, $37,582.09 was
outstanding on such loan.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  This report provides an explanation of the philosophy underlying the Company's executive compensation programs and details on how decisions were implemented during 1996 regarding the compensation paid to Marvin L. Mann, who serves as the Chairman and Chief Executive Officer of the Company (the "CEO"), and other executive officers of the Company. In developing the practices and policies described in this report, the Compensation and Pension Committee (the "Committee") has been advised by outside consultants experienced in the design and implementation of executive compensation arrangements. The Compensation and Pension Committee is composed entirely of independent outside directors. In November 1996, the membership of the Compensation and Pension Committee was changed. Mr. Stephen R. Hardis became a member of the Committee replacing Mr. Rice, who is no longer a member of the Committee. In February 1997, the composition of the Committee was further changed by the resignation of Mr. Pearson and the addition of Messrs. Gomory and Walker.

FRAMEWORK FOR COMPENSATION DECISIONS

  The Committee is responsible for setting and administering the policies governing base salary, incentive compensation and stock-based compensation for the Company's executive officers, including the CEO, and other key members of management. The key elements of executive compensation are base salary, annual incentive compensation and long term incentive compensation. The Committee regularly reviews the compensation paid to executive officers and periodically conducts reviews of the Company's compensation practices.

  In 1994, 1995 and 1996, Handy HRM Corp.'s Executive Compensation Practice ("Handy") was engaged by the Company to provide detailed competitive compensation information pertaining to the cash compensation (base salary, annual incentive compensation and salary range) of the senior management group. To provide this analysis, Handy utilized information from the Company concerning position title, position function, incumbent identity and length of service, current salary, salary increase history, bonus target and bonus award history for each of the subject positions. Handy functionally matched each subject position with comparable marketplace positions identified in a major national survey of executive compensation prepared by Watson Wyatt Worldwide. Handy then performed statistical analyses of the survey compensation data to predict marketplace salary rates and total cash compensation, for each of the subject positions, versus sales volume ($2.0 billion for 1994 and 1995, and $2.1 billion for 1996). The Company's target and actual compensation were compared to the predicted marketplace values at various levels to ensure competitiveness with comparable companies. Based on this information, Handy then constructed salary ranges for each senior management position in the Company.

THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY

  The Committee has consistently applied the following philosophy in making its recommendations or decisions on the compensation paid or awarded to its executive officers:

    Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk in alignment with stockholders' risk, commensurate with the executive's ability to affect bottom line results, and which can significantly differentiate compensation awards based on corporate, business unit and individual performance and the ability of the executive to affect those results;

    Provide incentives to executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

    Provide total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus allowing the Company to compete for and retain outstanding, talented and highly motivated executives who are vital to the Company's long-term success; and

    Align the interests of executives with the long-term interests of the stockholders through incentive award opportunities that are linked to the long-term performance of the Company and that result in the ownership of the Company's Class A Common Stock.

BASE SALARY

  The Committee determines base salaries for executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the information compiled by Handy regarding the competitive marketplace for executive talent, including a comparison to base salaries for comparable marketplace positions, and to historical levels of salary paid by the Company. Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer, and also take into account new responsibilities as well as changes in the competitive marketplace.

ANNUAL INCENTIVE COMPENSATION

  Annual incentive compensation awards were structured to become payable to the Company's executive officers upon the attainment of pre-established annual financial and individual performance objectives. The aggregate amount available for 1996 annual incentive compensation awards payable to all executive officers was determined based upon two equally significant performance goals: (i) annual cash from operations and (ii) annual operating income. Each executive officer's share of the aggregate annual incentive compensation award pool was determined based upon achievement of performance factors that varied based upon the executive officer's position, level of responsibility and particular business unit. Business unit performance was measured primarily with reference to the unit's annual revenue, cash from operations and operating income. Individual performance was measured against specific goals established for each executive officer with emphasis on such officer's corporate responsibilities and the particular needs of his or her business unit. The weighting of the various performance criteria varied by individual.

LONG TERM INCENTIVE COMPENSATION

 1996 LONG TERM INCENTIVE PLAN AWARDS

  The Company also has a long-term incentive compensation program to reward the achievement of financial objectives over several years under which contingent share awards ("Performance Awards") were granted to certain executive officers in 1995 and 1996. The Performance Awards are earned if specific objectives are attained by the Company over the three year period ending December 31, 1997. The performance objectives were established by the Committee and relate to revenue growth in excess of the Company's strategic business plan and achievement of a pre-established average return on equity, in each case, over the three year performance period, and attainment of a specified debt to total capital ratio as of the end of the performance period. The target Performance Award will be earned if the revenue and return on equity performance criteria are achieved by the Company during the performance period. The maximum Performance Award will be earned if, in addition to the revenue and return on equity goals, the Company achieves the debt to total capital ratio target, as determined by the Committee. If earned, Performance Awards will become vested 60% on the last day of the performance period, with the remaining 40% becoming vested in two equal annual installments as of the end of 1998 and 1999, subject to continued employment. Performance Awards are paid in the form of Class A Common Stock as such Awards become vested, unless receipt of the Performance Award is deferred by the Participant.

 STOCK OPTIONS

  The grant of stock option awards is intended to foster and promote the long-term financial success of the Company and to materially increase stockholder value by motivating superior performance by employees, by providing employees with an ownership interest in the Company in order to align their interests with those of the stockholders, and enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

 DEFERRED STOCK UNITS

  The Committee also implemented a deferred stock unit program for executives, senior officers and other key employees. The deferred stock unit program entitles a participant to elect to defer receipt of all or a portion of his or her annual cash incentive compensation award or, in the discretion of the Committee, other cash compensation, and receive in lieu thereof an award of deferred stock units (the "Basic Deferred Stock Units"). The Committee may also grant to such recipient an additional award of deferred stock units with a value equal to 20% of the annual incentive compensation award (or other compensation) deferred (the "Supplemental Units"). The Supplemental Units, together with any dividend equivalents credited with respect thereto, will become vested, in full, on the fifth anniversary of the date the compensation deferred would otherwise have been paid, subject to continued employment.

CEO COMPENSATION

  For 1996, Mr. Mann received an annual base salary of $670,834 pursuant to the terms of his employment agreement, and an annual incentive compensation award of $1,060,004, which amount includes the value of Supplemental Units received as a result of deferring a portion of his Annual Incentive Compensation into Basic Deferred Stock Units, which Supplemental Units become vested in full on the fifth anniversary subject to continued employment. Mr. Mann's annual incentive compensation award opportunity is based on the achievement of annual financial results established by the Board of Directors and personal objectives relating to the overall achievement of the Company's strategic objectives. For 1996, the financial performance objectives involved annual cash from operations and operating income. In 1996, annual operating income met the targeted level and annual cash from operations met the maximum targeted level.

OTHER

  Pursuant to certain transition rules applicable to a newly public company contained in final Treasury regulations issued in December 1995, compensation paid in 1996 pursuant to the Company's compensation plans and arrangements is not subject to the Federal income tax deduction limitation under Section 162(m) of the Code.

The Compensation and Pension Committee
of the Board of Directors

B. Charles Ames, Chairman
Ralph E. Gomory
Stephen R. Hardis
Martin D. Walker

   PERFORMANCE GRAPH The following graph compares cumulative total shareholder return on the Company's Class A Common Stock with a broad performance indicator, the S&P Composite 500 Stock Index, and an industry index, the S&P High Tech Composite Index, for the period from November 15, 1995 to December 31, 1996. The Class A Common Stock began trading on the New York Stock Exchange on November 15, 1995. The graph assumes that the value of the investment in the Class A Common Stock and each index was $100 at November 15, 1995 and that all dividends were reinvested.




                    COMPARISON OF CUMULATIVE TOTAL RETURNS

                             [CHART APPEARS HERE]

GRAPH WITH FIGURES APPEARS HERE


                        11/15/95        12/29/95        12/31/96
                        --------        --------        --------
Lexmark                   $100            $ 91            $138
S&P 500 Index             $100            $105            $129
S&P High Tech Comp.       $100            $ 97            $137


             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

  The independent certified public accounting firm of Coopers & Lybrand, L.L.P. has audited the Company's accounts for the fiscal year ended December 31, 1996. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select an independent certified public accounting firm for the 1997 fiscal year at its May meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

  If a holder of the Company's Class A Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at One Lexmark Centre Drive, 740 New Circle Road N.W., Lexington, Kentucky 40550, Attention: Corporate Secretary, on or before November 28, 1997. In addition, the Company's By-Laws provide that in order for any stockholder to nominate a director or propose to transact any corporate business at an annual meeting of stockholders, the stockholder must have given written notice, by certified mail, to the Secretary of the Company which must be received by the Secretary of the Company not less than 60 days prior to the meeting. (If less than 60 days advance notice of the meeting was given, then such notice must be received by the close of business on the seventh day following the date the notice of meeting was mailed.)

                         ATTENDANCE AT ANNUAL MEETING

  The 1997 Annual Meeting of Stockholders will be held at 10:00 a.m. on May 2, 1997 at the Opera House, 401 W. Short Street, Lexington, Kentucky.

  Admission to the meeting is limited to stockholders of the Company or their designated representatives. One admission ticket to the meeting is attached to each proxy used. If you intend to attend the meeting, please detach and retain the admission ticket and check the "I plan to attend the meeting" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

  The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

  The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Investor Relations, Lexmark International Group, Inc., One Lexmark Centre Drive, 740 New Circle Road N.W., Lexington, Kentucky 40550.

                                 /s/ Vincent J. Cole

                                     Vincent J. Cole
                                     Secretary

March 27, 1997

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PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      OF
                       LEXMARK INTERNATIONAL GROUP, INC.

The undersigned hereby appoints Marvin L. Mann, Paul J. Curlander and Vincent J. Cole attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Lexmark International Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 2, 1997 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.




                          (CONTINUED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE











             IF YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE BE
               SURE TO CHECK THE "I PLAN TO ATTEND THE MEETING"
                     BOX ON THE REVERSE SIDE OF THE PROXY.

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

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED           Please mark        [X]
STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE            your votes as
                                                                                          ---                indicated in
ELECTION OF DIRECTORS AND OTHERWISE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.                this example



1. ELECTION OF DIRECTORS-TERMS TO EXPIRE 2000 (Michael J. Maples, Stephen R. Hardis and William R. Fields).

    FOR all nominees      WITHHOLD          (INSTRUCTION: To withhold authority to vote for
     listed above         AUTHORITY         any individual nominee, write the nominee's name
  (except as marked     (to vote for        on the line provided below.)                            I PLAN TO ATTEND THE MEETING [ ]
   to the contrary)     all nominees
                        listed above)

         [ ]                [ ]             _______________________________________________

2. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
                                                                                        Please sign exactly as name appears hereon.
                                                                                        When shares are held by joint tenants, both
                                                                                        should sign. When signing as attorney,
                                                                                        executor, administrator, trustee or
                                                                                        guardian, please give full title as such.
                                                                                        If a corporation, please sign in full
                                                                                        corporate name by President or other
                                                                         _______        authorized officer. If a partnership,
                                                                               |        please sign in partnership name by
                                                                               |        authorized person.

                                                                                        Dated: ___________________________, 1997

                                                                                        ________________________________________
                                                                                                      (Signature)

                                                                                        ________________________________________
                                                                                               (Signature if held jointly)

                                                                                        PLEASE SIGN, DATE, AND RETURN THE PROXY CARD
                                                                                        PROMPTLY USING THE ENCLOSED ENVELOPE
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                                         Admission Ticket





                                                         ANNUAL MEETING OF
                                                           STOCKHOLDERS
                                                 LEXMARK INTERNATIONAL GROUP, INC.

                                                            MAY 2, 1997
                                                            10:00 A.M.
                                                         THE OPERA  HOUSE
                                                        401 W. SHORT STREET
                                                        LEXINGTON, KENTUCKY


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